ROSCOE POSTLE ASSOCIATES INC.	www.rpacan.com
Suite 501
55 University Avenue
P.O. Box 55
Toronto, Ontario M5J 2H7
Tel: (416) 947-0907
Fax: (416) 947-0395
Email: wroscoe@rpacan.com

Consent of Mining and Geological Consultants

               We hereby consent to the incorporation in this Registration Statement on Form 20-F of reference to our report on Reserves as at December 18, 2002. We also consent to the reference to us under the heading “Statements of Experts” in Item 10 in this Registration Statement.

Sincerely,
Roscoe Postle Associates Inc.

William Roscoe, Ph.D., P.Eng.
President

March 3, 2004